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                                 EXHIBIT 99.7

                        UNITED STATES BANKRUPTCY COURT
                          NORTHERN DISTRICT OF OHIO
                               EASTERN DIVISION

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In re:                                      :     Case No. 99-52111
                                            :
DEVLIEG-BULLARD, INC.,                      :     Chapter 11
  a Delaware corporation,                   :
                                            :     Judge Marilyn Shea-Stonum
                            Debtor.         :
                                            :
(Employer Tax I.D. No. 62-1270573)          :
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             NOTICE OF DEBTOR'S MOTION FOR AN ORDER (A) AUTHORIZING
              THE SALE OF SUBSTANTIALLY ALL OF ITS ASSETS FREE AND
             CLEAR OF LIENS, CLAIMS, ENCUMBRANCES AND INTERESTS AND
              (B) AUTHORIZING ASSUMPTION AND ASSIGNMENT OF CERTAIN
        CONTRACTS AND LEASES AND REJECTION OF OTHERS, AND HEARING THEREON
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TO:      ALL EQUITY SECURITY HOLDERS

         PLEASE TAKE NOTICE THAT, on June 9, 2000, the above-captioned debtor and debtor in possession ("Debtor") filed Debtor's Motion for an Order (A) Authorizing the Sale of Substantially All of Its Assets Free and Clear of Liens, Claims, Encumbrances, and Interests, and (B) Authorizing Assumption and Assignment of Certain Contracts and Leases and Rejection of Others (the "Sale Motion"), seeking authorization to sell substantially all of Debtor's assets to KPS Special Solutions Fund, L.P. or its designee ("KPS"), pursuant to an Asset Purchase Agreement attached as an exhibit to the Sale Motion, or to a party that submits a higher and better offer, in accordance with sections 363 and 365 of the Bankruptcy Code, 11 U.S.C. ss.ss. 101-1330 (the "Bankruptcy Code"), Rules 6004 and 6006 of the Federal Rules of Bankruptcy Procedure ("Bankruptcy Rules"), and in accordance with the competing offers procedures established by the Court.

         1. ASSETS TO BE SOLD AND PURCHASE PRICE: The property to be sold includes the right, title and interest in and to substantially all of Debtor's material tangible and intangible assets located at and relating to its facilities in Illinois, Pennsylvania, Ohio, Michigan, Connecticut and California. The assets include but are not limited to, cash on hand, equipment and other fixed assets, ownership interests in other entities, intellectual property, inventory, prepaid expenses and taxes, accounts receivable, and causes of action. In consideration for these assets, KPS will pay Debtor approximately $31.55 million, including cash at closing in the approximate amount of $18.8 million, a $1 million note due in one year, and a $11.75 million cash flow note due in seven years. KPS will also assume certain liabilities, including the priority wage/severance pay claims of retained employees, trade and ordinary course payables arising after the bankruptcy filing, and the obligations under the contracts and leases it will assume.

         2. NATURE AND EXPLANATION OF SALE: Pursuant to sections 363(b) and 363(f) of the Bankruptcy Code, Debtor seeks authority to sell its assets free and clear of any liens, claims, encumbrances, and interests. Creditors and other parties in interest should consult the Asset Purchase Agreement attached as Exhibit A to the Sale Motion as filed with the Court for specific information concerning the terms of the sale. The proceeds of the sale shall be distributed pursuant to an Order of the Court and will fund any plan of reorganization or liquidation of the Debtor.




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         3. EFFECT ON EQUITY SECURITY HOLDERS: BASED ON THE PURCHASE PRICE OF
THE SALE, THE AMOUNT OF SECURED AND UNSECURED CREDITOR CLAIMS, AND THE PRIORITY SCHEME OF THE BANKRUPTCY CODE, IT IS HIGHLY UNLIKELY THAT THERE WILL BE ANY DISTRIBUTION TO EQUITY SECURITY HOLDERS.

         PLEASE TAKE FURTHER NOTICE THAT the Sale Motion and the Exhibits attached thereto are on file with the Clerk of Courts for the United States Bankruptcy Court for the Northern District of Ohio, Eastern Division at Akron, U.S. Courthouse, 2 South Main Street, Courtroom 250, Akron, Ohio 44308. Copies of the Sale Motion may be obtained, upon request and at such requesting party's expense, by contacting DeBorah G. Marshall, McDonald, Hopkins, Burke & Haber Co., L.P.A., 2100 Bank One Center, 600 Superior Avenue, East, Cleveland, Ohio 44114, telephone number 216/348-5400, facsimile number 216/344-5401 or e-mail dzm@mhbh.com;

         PLEASE TAKE FURTHER NOTICE THAT A HEARING on the Sale Motion WILL BE HELD ON AN EXPEDITED BASIS (SUBJECT TO AN ADJOURNMENT BASED ON THE SHOWING OF DEMONSTRABLE AND SUBSTANTIAL PREJUDICE TO AN INTERESTED PARTY THAT WOULD OUTWEIGH HARM TO THE ESTATE WERE THERE SUCH AN ADJOURNMENT), PURSUANT TO COURT ORDER, ON TUESDAY, JUNE 27, 2000 AT 11:00 A.M., E.T., at the United States Bankruptcy Court for the Northern District of Ohio, Eastern Division at Akron, U.S. Courthouse, 2 South Main Street, Courtroom 250, Akron, Ohio 44308. Parties in interest have a right to object to this expedited hearing, but such objections must be filed and served within the time period, and in the manner, set forth in the next paragraph. If COMPETING BIDS for the Assets are received by the DEADLINE OF NOON, JUNE 23, 2000, an AUCTION WILL BE HELD in the Bankruptcy Courtroom on JUNE 27, 2000 AT 8:30 A.M. prior to the hearing.

         PLEASE TAKE FURTHER NOTICE THAT OBJECTIONS, if any, to the Sale Motion SHALL BE BOTH FILED with the Court AND SERVED on the following parties SO THAT THEY ARE RECEIVED NO LATER THAN NOON, E.T. ON JUNE 23, 2000:

         Sean D. Malloy, Esq.                   Lenore Kleinman, Esq.
         McDonald, Hopkins, Burke               Telephone: (216) 552-7800
           & Haber Co., L.P.A.                  Facsimile: (216) 552-7193
         Telephone: (216) 348-5400              COUNSEL FOR U.S. TRUSTEE
         Facsimile: (216) 348-5474
         COUNSEL FOR DEBTOR                     G. Christopher Meyer, Esq.
                                                Squire, Sanders & Dempsey LLP
         Marc E. Hirschfield, Esq..             Telephone: (216) 479-8500
         Dewey Ballantine LLP                   Facsimile: (216) 479-8780
         Telephone: (212) 259-8000              COUNSEL FOR CREDITORS' COMMITTEE
         Facsimile: (212) 259-6333
         COUNSEL FOR CIT GROUP/BUSINESS CREDIT, INC.

         PLEASE TAKE FURTHER NOTICE THAT a TELEPHONIC PREHEARING on the Sale Motion may be held on MONDAY, JUNE 26, 2000 AT 1:30 P.M. if the Court determines that there are matters that must be considered at such time. Parties wishing to participate should contact Debtor's counsel at the telephone number appearing above no later than 10:00 a.m., June 26, 2000.

June 9, 2000                                         /s/ Shawn M. Riley
                                                     ------------------
                                                     Shawn M. Riley (0037235)
                                                     McDONALD, HOPKINS, BURKE
                                                       & HABER CO., L.P.A.
                                                     ATTORNEYS FOR DEBTOR
                                                     AND DEBTOR IN POSSESSION